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                                                                      EXHIBIT 23



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-3448) pertaining to the 1995 Stock Option Plan of Tarrant Apparel Group of our report dated March 17, 2000 with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP


Los Angeles, California
March 28, 2000